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                                                                    EXHIBIT 99.1



JDA SOFTWARE ACQUIRES COMSHARE'S ARTHUR RETAIL
Acquisition Adds Market Leader in Strategic Planning Solutions

PHOENIX, ARIZ. - JUNE 4, 1998 - JDA(R) SOFTWARE GROUP, INC. (NASDAQ: JDAS), an international provider of enterprise retail solutions, announced today its acquisition of the ARTHUR(R) RETAIL BUSINESS UNIT from COMSHARE(R), INC. (NASDAQ:CSRE - news), a leading supplier of financial analytic applications for management planning and control. JDA purchased Arthur Retail, the market leader in strategic merchandise management software applications, for $44 million in cash. Arthur Retail, will now operate as JDA Arthur, a division of JDA Software, Inc. which is a wholly-owned subsidiary of JDA Software Group, Inc.

ACQUISITION KEY STRATEGY FOR JDA GROWTH

According to JDA CEO BRENT W. LIPPMAN, the Company has targeted acquisitions as a key strategy for building upon its integrated, enterprise retail solution with complementary products. The Arthur acquisition represents an aggressive move to further the Company's standing as the leading global provider for the retail industry.

"Since 1985, we have been very successful at delivering mission-critical transaction processing systems to retailers around the world," commented Lippman. "By expanding our analytical offering with the Arthur Enterprise Suite, we are positioning ourselves to better help our clients proactively manage their business and find new ways to optimize their revenue sources. And, in today's increasingly competitive environment, retailers who want to thrive must provide their knowledge workers with innovative tools, such as the Arthur planning and decision support products."

JDA TO LEVERAGE EXPANDED CLIENT BASE

In addition to expanding its product line with a new set of functions, JDA acquired Arthur Retail to gain its more than 240 referenceable customers including retail giants Wal-Mart, The Limited and Service Merchandise. JDA now has approximately 540 retail clients in more than 30 countries, reinforcing its position as the largest retail ERP vendor in the world. This expanded client base has provided JDA with a wealth of opportunities.

"We have an impressive win ratio in licensing newly developed JDA products, such as Win/DSS and Retail IDEAS, to our existing clients," commented Lippman. "With approximately 9% of JDA's merchandising clients currently using Arthur products and 13% of the Arthur clients using JDA products, the acquisition has essentially created hundreds of new cross selling opportunities."

Lippman also noted that JDA has increased its competitiveness in winning business with new prospects, in particular soft lines retailers, that are dependent upon the detailed planning information that Arthur products can provide.

GREG MORRISON TO LEAD JDA ARTHUR

Leading JDA Arthur will be five-year JDA veteran, GREGORY MORRISON, who formerly served as the Company's vice president of Latin American operations. In his new role as managing director of JDA Arthur, Morrison will continue to report to JDA CEO Lippman. Reporting to Morrison will be many of the key executives from Arthur Retail, including PETER CHARNESS, who will serve as vice president of Arthur Retail product development and marketing
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JDA plans to extend employment offers to Arthur employees worldwide. JDA expects to gain approximately 115 Arthur associates specialized in retail applications bringing the Company's staff to more than 1,000 associates operating from 22 worldwide offices.

JDA Arthur will be headquartered in Ann Arbor, Michigan and the division will maintain a presence in all cities where JDA Arthur staff is currently located. In cities where there are duplicate JDA and JDA Arthur offices, JDA will consider merging the offices for greater efficiency and staff development.

EXPANDED SOLUTION PROVIDES INCREASED VALUE FOR CLIENTS

Morrison noted that JDA Arthur would provide new benefits for Arthur retail clients. "In addition to our exclusive focus on the retail industry, JDA Arthur clients can continue to expect the highest caliber of products and services to help them maintain their competitive edge," commented Morrison. "With JDA's strong development, services and support organizations, we plan to enhance and expand upon the Arthur Enterprise Suite to keep pace with technology advances and market demands."

JDA intends to provide a seamless integration among its systems and the Arthur Enterprise Suite. In addition, the Arthur products will continue to be available as stand-alone packages, similar to JDA's practice with its existing products.

ABOUT THE ARTHUR ENTERPRISE SUITE

The Arthur Enterprise Suite is the first truly complete set of retail decision support applications that enables retailers to successfully focus the whole organization on strategic decision making. The Suite enables the retailer to review results, plan future seasons, and react swiftly to actual performance as necessary. The Suite integrates the critical business processes of planning, assortment planning, allocation, tracking and performance analysis to ensure that retailers can focus on the resources and factors that result in both satisfied customers and maximum profits.

The Suite includes six core components: Arthur Planning, the market-leading merchandise planning application; Arthur Allocation, a tool for product and store allocation decision making; Arthur Assortment Planning, a tool for determining store assortments; Arthur Information Manager (AIM), an optimized database to power the integrated suite; Arthur Performance Analysis, an enterprise decision support tool which JDA (as a VAR) may distribute to the retail industry; and Boost Sales and Margin Planning, a merchandise planning tool for the consumer packaged goods industry.

For the ten months ended April 30, 1998, the Arthur Retail Business Unit had total revenue of $18 million. The Oracle version of Arthur Planning, as well as Arthur Allocation, Arthur Assortment Planning and Arthur Information Manager are still under development and are planned for release over the next twelve months. Of the $44 million purchase price, approximately $39 million is expected to be charged to operations by JDA in its second quarter ending June 30, 1998 for an accounting write-off (before related tax benefits) related to JDA Arthur in-process research.

COMSHARE TO FOCUS ON FINANCIAL APPLICATIONS

The acquisition has enabled Comshare to refine its strategy to focus on financial applications for management planning and control.

"With Comshare's sharpened focus on financial applications for management planning and control, we are pleased that a company like JDA, dedicated to the retail industry, has purchased the Arthur
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products," said DENNIS GANSTER, COMSHARE'S PRESIDENT AND CEO. "The Arthur
products are an excellent fit with JDA's offerings, and I am confident that our customers will receive the best service and support possible."

ABOUT COMSHARE


Comshare is a leading provider of financial applications for management planning and control, including financial consolidation and reporting, enterprise budgeting, and performance measurement. These complete client/server and Web-based analytic applications are based on an open architecture, utilizing market-leading databases, such as Microsoft SQL Server, Oracle, and Arbor Essbase. Comshare's applications incorporate innovative data visualization and Guided Analysis(TM) capabilities designed to improve decision-making for enhanced competitiveness and improved profitability. A strong customer orientation, application expertise, and commitment to the best technologies have made Comshare one of the top 100 independent software companies, with customers around the world, many of which are Fortune 500 and Financial Times Top 1000 companies. Comshare, Inc. is a Microsoft Certified Solution Provider. For more information, call 1-800-922-7979, e-mail info@comshare.com, or visit Comshare's Web site at http://www.comshare.com.



ABOUT JDA SOFTWARE GROUP, INC.

JDA Software Group, Inc. (NASDAQ:JDAS) is a global provider of integrated retail software products and professional services for more than 540 clients worldwide. Designed to Optimize the Retail Enterprise, JDA's solution addresses the requirements for the entire retail supply chain: from the corporate level with merchandising, financial, and data warehouse systems; to the distribution level with warehouse management and logistics systems; and finally to the store level with point-of-sale and back-office applications. Founded in 1985, JDA employs more than 1,000 associates. With headquarters in Phoenix, Arizona, the company has operations in major cities throughout the United States as well as international offices in Canada, the United Kingdom, France, Germany, Mexico, Brazil, Chile, South Africa, Singapore, and Australia. For more information, refer to JDA's Web site at http://www.jda.com.

CONFERENCE CALL INFORMATION

The Company will host a conference call today at 4:30 p.m. EDT to discuss its acquisition of the Arthur Retail Business Unit. The following telephone numbers can be used for anyone interested in participating: U.S. and Canadian callers can dial 1-800-230-1951. Anyone interested in hearing a replay of the Arthur Retail Business Unit announcement conference call can dial the following numbers through June 17, 1998: U.S. and Canadian callers, 1-800-475-6701; international callers, (320) 365-3844, access code: 392578.

END

This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding JDA's future acquisitions, product development and financial strategies, opportunities created by the transaction, and future product quality. Future events may involve risks and uncertainties, among which are uncertainties related to the final development and market acceptance of proposed new products, the ability to complete acquired products under development and integrate new products into existing JDA products, the effectiveness of sales and marketing programs to promote and distribute new products, actions by competitors which could affect sales, pricing and profitability of the Company's products, management of product transition, international sales, the ability of the Company to attract and train the skilled personnel required to implement its products, general market conditions and
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other risks detailed in the prospectuses relating to the Company's recently completed public offering, and which are and will be detailed from time to time in SEC reports filed by the Company.

It is expected that the Company will grow internally and through strategic acquisitions in order, among other things, to expand the breadth and depth of its product suite and to build its professional services organization. The Company continually evaluates potential acquisitions of complementary businesses, products and technologies, including those which could be material in size and scope.

Acquisitions involve a number of special risks, including diversion of management's attention to the assimilation of the operations and personnel of acquired businesses, and the integration of acquired businesses, products and technologies into the Company's business and product offerings. Achieving the anticipated benefits of any acquisition will depend, in part, upon whether the integration of the acquired business, products or technology is accomplished in an efficient and effective manner, and there can be no assurance that this will occur. The difficulties of such integration may be increased by the necessity of coordinating geographically disparate organizations, the complexity of the technologies being integrated, and the necessity of integrating personnel with disparate business backgrounds and combining different corporate cultures. The inability of management to successfully integrate any acquisition the Company may pursue, and any related diversion of management's attention, could have a material adverse effect on the business, operating results and financial condition of the Company. Moreover, there can be no assurance that any products acquired will gain acceptance in the Company's markets, or that the Company will obtain the anticipated or desired benefits of such acquisitions. Any acquisition pursued or consummated by the Company could result in potentially dilutive issuances of equity securities, the incurrence by the Company of debt and contingent liabilities, amortization of goodwill and other intangibles, purchased research and development expense, other acquisition-related expenses and the loss of key employees, any of which items could have a material adverse effect on the Company's business, operating results and financial condition.


Maureen N. Tuskai
Marketing Communications Manager
JDA Software Group
PH: 602.308.3233
FAX: 602.404.5520
EMAIL: maureen.tuskai@jda.com